Exhibit 99.1

August 11, 2015
USD Partners LP Announces Second Quarter 2015 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and six months ended June 30, 2015. Highlights with respect to the second quarter of 2015 include the following:

•	Increased quarterly cash distribution to $0.29 per unit ($1.16 per unit on an annualized basis), payable on August 14, 2015, to unitholders of record at the close of business on August 10, 2015

•	Reported Adjusted EBITDA of $9.9 million and Distributable Cash Flow of $8.7 million

•	Reported Net Income of $2.7 million

•	Entered into foreign exchange hedges for the full year 2016

•	Ended quarter with available liquidity of approximately $265.5 million
“We are pleased to deliver to our unitholders an increase in our quarterly distribution, which reflects our confidence in our ability to grow the Partnership through both third party transactions and development opportunities sourced from our sponsor,” said Dan Borgen, the Partnership’s Chairman, Chief Executive Officer and President. “The opportunity set to support Canadian producers’ and North American refiners’ long-term transportation needs remains robust, and we believe rail will continue to be a critical part of the overall takeaway solution. Both the Partnership and USD Group remain committed to delivering competitive Canadian and domestic industry solutions.”
Terminalling Services Segment
For the second quarter of 2015, the Partnership’s Terminalling services segment reported Adjusted EBITDA of approximately $10.5 million and Income from Continuing Operations of approximately $4.3 million. The Partnership’s Terminalling services segment includes the Hardisty, San Antonio and West Colton rail terminals.
Hardisty Rail Terminal
Substantially all of the terminalling capacity at the Partnership’s Hardisty rail terminal is contracted under multi-year, take-or-pay terminal services agreements, which are subject to inflation-based escalators. Similar to last quarter, the Partnership generated deferred revenues resulting from minimum monthly commitment fees received in excess of the charges implied by actual throughput.  In such cases, the Partnership grants customers at the Hardisty rail terminal a credit, for up to six months, to offset fees on throughput above minimum monthly commitments, subject to available capacity.  These deferred revenues are initially recorded as short-term liabilities on the balance sheet and then recognized as revenue on the Partnership’s statement of operations when the make-up rights are used or expire.
In the second quarter of 2015, the Partnership’s Adjusted EBITDA includes a net adjustment of $1.6 million associated with deferred revenues. This amount includes adjustments for pipeline fees paid to Gibson

Exhibit 99.1

Energy and the impact of recognizing previously deferred revenue and prepaid expenses generated in prior quarters.
San Antonio and West Colton Rail Terminals
Average throughput for the second quarter of 2015 at the San Antonio and West Colton rail terminals was approximately 10,200 barrels and 5,600 barrels of ethanol per day, respectively, representing an increase of approximately 15% and 18% over the first quarter of 2015.
The Partnership’s San Antonio and West Colton rail terminals operate under traditional fee for service arrangements that provide a fixed fee per gallon of ethanol offloaded at each terminal.
The Partnership's Hardisty rail terminal commenced operations on June 30, 2014. As a result, the Partnership’s results for periods prior to June 30, 2014, include revenues and expenses related to: (i) the construction of the Hardisty rail terminal and other pre-operational activities, (ii) the operation of the San Antonio and West Colton rail terminals, and (iii) the Partnership’s railcar fleet services. The Partnership completed its IPO on October 15, 2014.
Fleet Services Segment
During the second quarter of 2015, the Partnership’s Fleet services segment generated Adjusted EBITDA of approximately $0.6 million and Income from Continuing Operations of approximately $0.7 million.
The Partnership’s Fleet services segment provides customers, including affiliates of our sponsor, access to railcars, as well as railcar-specific services related to the transportation of crude oil, ethanol and other liquid hydrocarbons. The Partnership has entered into master fleet services agreements with customers on a take-or-pay basis for periods ranging from five to nine years. The Partnership typically charges its customers monthly fees per railcar that include the associated lease payment, plus a component for fleet services.
2016 Foreign Exchange Hedges
In June 2015, the Partnership entered into collar arrangements which use put and call options to limit its foreign exchange exposure related to converting cash flow generated at its Canadian subsidiaries to U.S. dollars. These collar arrangements secure a notional value of approximately C$32 million of anticipated calendar year 2016 cash flow at an exchange rate range where one Canadian dollar is exchanged for an amount between 0.84 and 0.86 U.S. dollars.

Exhibit 99.1

Capitalization and Liquidity
As of June 30, 2015, the Partnership had total available liquidity of $265.5 million, including approximately $37.9 million of cash and cash equivalents and undrawn borrowing capacity of $227.6 million on its $300.0 million senior secured credit facility.  The Partnership had $72.4 million of total debt outstanding as of June 30, 2015.
The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019. The Partnership intends to use its available liquidity to fund future growth initiatives and for general partnership purposes.
As of June 30, 2015, the Partnership had outstanding 10.2 million common units, 10.5 million subordinated units, 185,000 Class A units, 427,083 general partner units and 398,376 phantom units associated with its long-term incentive program.
Second Quarter 2015 Distribution
On July 30, 2015, the Partnership announced its quarterly cash distribution with respect to the second quarter of 2015 of $0.29 per unit, or $1.16 per unit on an annualized basis. The distribution represents an increase of $0.0025 per unit over the prior quarter and is payable on August 14, 2015, to unitholders of record as of the close of business on August 10, 2015.
Second Quarter 2015 Conference Call Information
The Partnership will host a conference call and webcast regarding its second quarter results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, August 12, 2015.
To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 85736064. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 85736064. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.
About USD Partners LP
The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group, LLC to acquire, develop and operate energy-related rail terminals and other high-quality and complementary midstream infrastructure assets and businesses. The Partnership’s assets consist primarily of: (i) an origination crude-by-rail terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day and (ii) two destination unit train-capable ethanol rail terminals in San Antonio, Texas, and West Colton, California, with a combined capacity of approximately 33,000 barrels per

Exhibit 99.1

day. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.
Non-GAAP Financial Measures
We define Adjusted EBITDA as net income before depreciation and amortization, interest and other income, interest and other expense, unrealized gains and losses associated with derivative instruments, foreign currency transaction gains and losses, income taxes, non-cash expense related to our equity compensation programs, discontinued operations, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which management does not believe reflect the underlying performance of our business. We define Distributable Cash Flow as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. Distributable Cash Flow does not reflect changes in working capital balances. Adjusted EBITDA and Distributable Cash Flow are both non-GAAP, supplemental financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and our ability to generate incremental cash flows from these opportunities.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations. We further believe that the presentation of Adjusted EBITDA and Distributable Cash Flow information enhances investors’ understanding of our ability to generate cash for payment of distributions and other purposes. The GAAP measures most directly comparable to Adjusted EBITDA are Net Income and Cash Flows from Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Income, Cash Flows from Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect Net Income, and these measures may vary among other companies. As a result, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Distributable Cash Flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “GAAP to Non-GAAP Reconciliations” table below.

Exhibit 99.1

Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s second quarter 2015 cash distribution, the ability of the Partnership to grow and the opportunities for crude-by-rail transportation. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

USD Partners LP
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2015 and 2014
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)

Revenues:
Terminalling services	$14,279	$1,870	$22,666	$3,448
Terminalling services - related party	1,803	—	1,803	—
Railroad incentives	18	—	27	—
Fleet leases	1,906	2,422	3,784	4,596
Fleet leases - related party	1,011	—	2,221	—
Fleet services	155	137	311	238
Fleet services - related party	670	364	1,542	718
Freight and other reimbursables	531	614	1,487	1,702
Freight and other reimbursables - related party	22	29	62	219
Total Revenues	20,395	5,436	33,903	10,921
Operating costs:
Subcontracted rail services	2,222	1,629	4,449	2,109
Pipeline fees	4,460	—	6,403	—
Fleet leases	2,917	2,422	6,005	4,596
Freight and other reimbursables	553	643	1,549	1,921
Selling, general & administrative	2,233	1,474	4,450	2,008
Selling, general & administrative - related party	1,107	920	2,286	1,805
Depreciation	1,096	128	2,189	254
Total Operating Costs	14,588	7,216	27,331	12,693
Operating Income (loss)	5,807	(1,780)	6,572	(1,772)
Interest expense	995	1,041	1,987	1,984
Loss (gain) associated with derivative instruments	218	802	(1,731)	802
Foreign currency transaction loss (gain)	(42)	558	(383)	688
Income (loss) before provision for income taxes	4,636	(4,181)	6,699	(5,246)
Provision for income taxes	1,984	18	2,006	24
Income (Loss) from Continuing Operations	2,652	(4,199)	4,693	(5,270)
Discontinued operations:
Income (loss) from discontinued operations	—	(194)	—	31
Net Income (Loss)	$2,652	$(4,393)	$4,693	$(5,239)

Exhibit 99.1

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2015	2014
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$37,888	$40,249
Restricted cash	5,785	6,490
Accounts receivable, net	2,782	4,221
Accounts receivable — related party	2,179	134
Prepaid expenses and other current assets	15,460	10,370
Note receivable — related party	2,327	2,472
Total current assets	66,421	63,936
Property and equipment, net	78,701	84,059
Other non-current assets	5,248	5,657
Total Assets	$150,370	$153,652

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$2,749	$3,875
Accounts payable - related party	—	492
Deferred revenue, current portion	26,213	15,540
Deferred revenue, current portion — related party	5,863	5,256
Other current liabilities	2,083	877
Total current liabilities	36,908	26,040
Long-term debt	72,385	81,358
Deferred revenue, net of current portion	2,839	3,656
Deferred revenue, net of current portion — related party	1,917	1,931
Non-current deferred income tax liability	876	—
Total Liabilities	114,925	112,985
Commitments and contingencies
Partners’ capital
Common units	125,369	128,097
Class A units	1,329	550
Subordinated units	(91,280)	(87,978)
General partner units	(30)	103
Accumulated other comprehensive income (loss)	57	(105)
Total Partners' Capital	35,445	40,667
Total Liabilities and Partners' Capital	$150,370	$153,652

Exhibit 99.1

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three and Six Months Ended March 31, 2015 and 2014
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)

Net cash flows provided by operating activities	$9,785	$2,734	$15,289	$1,667
Add (deduct):
Discontinued operations	—	(194)	—	31
Depreciation	(1,096)	(128)	(2,189)	(254)
Gain (loss) associated with derivative instruments	(218)	(802)	1,731	(802)
Settlement of derivative contracts (1)	(784)	—	(1,678)	—
Bad debt expense	—	(610)	—	(610)
Amortization of deferred financing costs	(160)	(207)	(319)	(657)
Unit based compensation expense	(674)	—	(1,401)	—
Deferred income taxes	(878)	—	(878)	—
Changes in accounts receivable and other assets	(2,119)	1,199	5,487	2,597
Changes in accounts payable and accrued expenses	1,077	(3,474)	1,603	(2,350)
Changes in deferred revenue and other liabilities	(3,118)	(2,911)	(12,629)	(4,861)
Change in restricted cash	837	—	(323)	—
Net income (loss)	2,652	(4,393)	4,693	(5,239)
Add (deduct):
Interest expense	995	1,041	1,987	1,984
Depreciation	1,096	128	2,189	254
Provision for income taxes	1,984	18	2,006	24
EBITDA	6,727	(3,206)	10,875	(2,977)
Add (deduct):
Loss (gain) associated with derivative instruments	218	802	(1,731)	802
Settlement of derivative contracts (1)	784	—	1,678	—
Unit based compensation expense	674	—	1,401	—
Foreign currency transaction loss (gain) (2)	(42)	558	(383)	688
Deferred revenue associated with minimum monthly commitment fees (3)	1,550	—	8,380	—
Discontinued operations	—	194	—	(31)
Adjusted EBITDA	9,911	(1,652)	20,220	(1,518)
Add (deduct):
Cash paid for income taxes	(267)	(20)	(282)	(25)
Cash paid for interest	(946)	(689)	(1,960)	(1,135)
Maintenance capital expenditures	—	—	—	—
Distributable Cash Flow	$8,698	$(2,361)	$17,978	$(2,678)

(1) The amounts presented represent the gross proceeds received at the time the derivative contracts were settled and do not consider the amounts paid in connection with the initial purchase of the derivative contracts. We purchased the derivative contracts for $93 thousand and $173 thousand with respect to the contracts settled in the three and six months ended June 30, 2015, respectively.

(2) Represents foreign exchange transaction expenses associated with our Canadian subsidiaries.
(3) Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) approximately $11.3 million and $13.9 million of previously deferred revenue generated in prior periods for the three and six months ended June 30, 2015, respectively; and (c) approximately $0.9 million and $1.5 million of previously prepaid Gibson pipeline fees for the three and six months ended June 30, 2015, respectively, which correspond with the previously deferred revenue recognized.

Exhibit 99.1

USD Partners LP
Segment Reconciliations
For the Three and Six Months Ended June 30, 2015 and 2014
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Adjusted EBITDA	(in thousands)
Terminalling services	$10,504	$(950)	$21,160	$(616)
Fleet services	620	(294)	1,389	(101)
Corporate and other (1)	(1,213)	(408)	(2,329)	(801)
Total Adjusted EBITDA	9,911	(1,652)	20,220	(1,518)
Add (deduct):
Interest expense	(995)	(1,041)	(1,987)	(1,984)
Depreciation	(1,096)	(128)	(2,189)	(254)
Provision for income taxes	(1,984)	(18)	(2,006)	(24)
Gain (loss) associated with derivative instruments	(218)	(802)	1,731	(802)
Settlement of derivative contracts (2)	(784)	—	(1,678)	—
Unit based compensation expense	(674)	—	(1,401)	—
Foreign currency transaction gain (loss) (3)	42	(558)	383	(688)
Deferred revenue associated with minimum monthly commitment fees (4)	(1,550)	—	(8,380)	—
Income (loss) from continuing operations	$2,652	$(4,199)	$4,693	$(5,270)

Terminalling Services Segment	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Adjusted EBITDA	$10,504	$(950)	$21,160	$(616)
Interest expense	(572)	(1,041)	(1,174)	(1,984)
Depreciation	(1,096)	(128)	(2,189)	(254)
Provision for income taxes	(1,973)	(17)	(1,980)	(22)
Gain (loss) associated with derivative instruments	(218)	(802)	1,731	(802)
Settlement of derivative contracts (2)	(784)	—	(1,678)	—
Foreign currency transaction gain (loss) (3)	(8)	(558)	(54)	(688)
Deferred revenue associated with minimum monthly commitment fees (4)	(1,550)	—	(8,380)	—
Income (loss) from continuing operations	$4,303	$(3,496)	$7,436	$(4,366)

Fleet Services Segment	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Adjusted EBITDA	$620	$(294)	$1,389	$(101)
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Provision for income taxes	(10)	(1)	(25)	(2)
Foreign currency transaction loss (3)	50	—	27	—
Income (loss) from continuing operations	$660	$(295)	$1,391	$(103)

(1) Corporate activities represents corporate and financing transactions that are not allocated to the established reporting segments.
(2) The amounts presented represent the gross proceeds received at the time the derivative contracts were settled and do not consider the amounts paid in connection with the initial purchase of the derivative contracts. We purchased the derivative contracts for $93 thousand and $173 thousand with respect to the contracts settled in the three and six months ended June 30, 2015, respectively.

(3) Represents foreign exchange transactional expenses associated with our Canadian subsidiaries.
(4) Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) approximately $11.3 million and $13.9 million of previously deferred revenue generated in prior periods for the three and six months ended June 30, 2015, respectively; and (c) approximately $0.9 million and $1.5 million of previously prepaid Gibson pipeline fees for the three and six months ended June 30, 2015, respectively.